EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Money Market Reserves
File Number: 811-2554
Registrant CIK Number: 0000106830


Item 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.



Series 1 SEC Identifier S000004463 Prime Money Market Fund
Class 1 SEC Identifier C000012239
Class 2 SEC Identifier C000012240


Items 74A-75A

74A-$1
74B-$5,631,544
74C-$103,023,963
74I-$1,061,127
74L-$481,125
74N-$110,197,760
74o-$2,199,194
74P-$6,601
74R4-$200,418
74T-$107,791,547
74U1-88,669,447
75A-$109,752,512



